Exhibit 99.1

Contacts:

Jenny Swanson Director, Investor Relations Universal Technical Institute, Inc. (623) 445-9351	Valerie Monaco Public Relations Manager Universal Technical Institute, Inc. (623) 445-0841

Universal Technical Institute Names Chief Operating Officer and
Senior Vice President of Campus Admissions

PHOENIX – Sept. 23, 2008 – Universal Technical Institute Inc. (NYSE: UTI), a provider of technical education training, today announced the promotions of Sherrell E. Smith to Executive Vice President and Chief Operating Officer and Robert K. Adler to Senior Vice President of Campus Admissions, effective September 17, 2008.

Mr. Smith has been employed with UTI for 22 years serving in a number of leadership roles with increasing responsibility, most recently as the Executive Vice President of Operations with direct responsibility for admissions, financial aid, student support services and the custom training group. In his role as Chief Operating Officer, Mr. Smith will continue to drive the operational improvements necessary to enhance customer service levels for UTI students and customers.

“During his tenure as the Executive Vice President of Operations, Sherrell has successfully aligned the campus operations, admissions and financial aid functions resulting in operational improvements and enhanced customer service levels for our students. I believe that in his new leadership role, Sherrell will continue to drive significant improvement in these critical functions,” said Kimberly J. McWaters, President and CEO of UTI.

Mr. Adler joined Universal Technical Institute in May 2006 as Campus President of its Norwood, Mass. campus and in 2007 he served as the Campus President of the Avondale, Ariz. campus. Under his leadership, both campuses experienced improved operational performance and student satisfaction and in September 2007, he was promoted to Vice President of Campus Admissions. In his new leadership role, Mr. Adler will continue to implement and refine our sales strategies related to adult career changers and prospective students in local campus markets.

“During his time as the Vice President of Campus Admissions, Bob has renewed the energy and focus of our campus admissions teams through new ideas and perspectives. He has successfully continued the implementation of our new marketing and sales strategies capitalizing on the changing market dynamics and student profiles. I look forward to Bob’s continued leadership in this area,” said Ms. McWaters.

About Universal Technical Institute
Universal Technical Institute is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at 10 campuses across the United States, and manufacturer-sponsored advanced programs at 18 dedicated training centers. Through its campus-based school system, Universal Technical Institute offers specialized technical education programs under several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

Safe Harbor Statement
Statements in this news release concerning the future business, operating results and financial condition of the company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include changes to federal and state educational funding, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company’s recruiting, advertising and promotional efforts, changes to interest rates and low unemployment. Further information on these and other potential factors that could affect the company’s financial results or condition may be found in the company’s filings with the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.